Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-135440) pertaining to the Consolidated Communications, Inc. 401(k) Plan and Consolidated Communications 401(k) Plan for Texas Bargaining Associates;

(ii)	Registration Statement (Form S-8 No. 333-128934) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan;

(iii)	Registration Statement (Form S-8 No. 333-166757) pertaining to the Consolidated Communications, Inc. 2005 Long-Term Incentive Plan;

(iv)	Registration Statement (Form S-8 No. 333-182597) pertaining to the SureWest Communications Employee Stock Ownership Plan of Consolidated Communications Holdings, Inc.;

(v)	Registration Statement (Form S-8 to Form S-4/A No. 333-198000) pertaining to the Hickory Tech Corporation 1993 Stock Award Plan; and

(vi)	Registration Statement (Form S-8 No. 333-203974) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan.

of our report dated February 28, 2017, with respect to the financial statements of GTE Mobilnet of Texas RSA #17 Limited Partnership for the years ended December 31, 2016 and 2015 and our report dated February 26, 2016, with respect to the financial statements of Pennsylvania RSA No. 6(II) Limited Partnership for the year ended December 31, 2015 included in this Annual Report (Form 10-K) of Consolidated Communications Holdings, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Orlando, Florida

February 28, 2018